Exhibit 10.13

SECOND AMENDMENT TO

OUTSIDE DIRECTORS STOCK OPTION PLAN OF

CLAYTON WILLIAMS ENERGY, INC.

Adopted by the Board of Directors of Clayton Williams Energy, Inc. on November 1, 2005.

1.             Section 5 of the Outside Directors Stock Option Plan of Clayton Williams Energy, Inc. (the “Plan”) is restated in its entirety as follows:

“5.           Terms and Conditions of Options. All Options granted pursuant to this Plan must be granted prior to the termination of the Plan.

(a)           Number of Shares. Each Option shall represent 1000 shares of Common Stock.

(b)           Exercise Price. The purchase price for each share of Common Stock purchased upon exercise of an Option shall be equal to the fair market value of a share of Common Stock at the time the Option is granted. The “fair market value” per share of Common Stock shall be equal to the closing sales price of the Common Stock as reported on the NASDAQ National Market on the day the Option is granted, so long as the Common Stock is quoted thereon. If no sale is reported on the day the Option is granted, the “fair market value” shall be equal to the closing sales price reported on the next preceding day on which a sale of Common Stock is reported.

(c)           Vesting. Each Option shall be fully vested and exercisable six (6) months from the date such Option is granted.

(d)           Option Period.

(1)           General. Each Option shall state the date upon which it is granted and the period during which it is exercisable, which period shall not exceed ten (10) years from the date of grant.

(2)           Termination of Status as Outside Director. In the event an optionee’s status as an Outside Director is terminated for any reason, other than the death of such optionee or a Change of Control (as hereinafter defined), prior to the full exercise of an Option, such optionee may exercise the Option at any time within ninety (90) days after such termination to the extent the optionee was entitled to exercise such option on the date of such termination; provided, however, that the Option may not be exercised after the expiration of the term of the Option.

(3)           Death. If an optionee dies while an Outside Director of the Company and held unexercised Options granted pursuant to the Plan, such Options may be exercised in whole or in part at any time within one (1) year after the optionee’s death by the executors or administrators of the optionee’s estate or by any person or persons who acquire the Options directly from the optionee by bequest or inheritance, but only to the extent that the Outside Director was entitled to exercise such Option at the date of his death; provided, however, that no Option shall be exercisable after the expiration of the term of the Option.

(4)           Acceleration and Exercise Upon Change of Control. Notwithstanding the preceding provisions of this Section 5, the six (6) month vesting period for the Options shall be accelerated upon the occurrence of a Change of Control of the Company so that such Option shall thereupon become exercisable immediately in its entirety by the holder thereof, as such holder shall elect, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option, and provided that a period of at least six (6) months expire between the date the Option was granted and the date the shares of Common Stock acquired upon exercise are disposed of in any manner. For the purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i)            Any “person”, including a “group” as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting powers of the Company’s then outstanding securities, other than a person who is such a beneficial owner on the Effective Date of the Plan and any affiliate of such person;

(ii)           As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

(iii)          Following the Effective Date of the Plan, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, not including any former stockholder who is a party to such merger or consolidation or any affiliates of any such party;

(iv)          A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(v)           The Company or a subsidiary transfers more than 50% of its assets, or the last of a series of transfers result in the transfer of more than 50% of the assets of the Company, to another corporation the capital stock of which is not wholly-owned by the Company. For purposes of this subsection 5(d)(4)(v), the determination of what constitutes more than 50% of the assets of the Company shall be determined as of the date of the transfer based on the sum of the values attributed to (A) the oil and gas reserves of the Company as reflected by the most recent reserve report prepared or audited by the Company’s independent petroleum engineers, (B) the Company’s undeveloped oil and gas properties as determined by an independent appraisal thereof and (C) the net book value of all other assets of the Company.

(e)           Exercise of Options. To the extent that a holder of an Option has a current right to exercise the Option, said Option may be exercised from time to time by written notice to the attention of the Secretary of the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed and dated by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after such notice and payment are received. The certificate or certificates for the shares as to which the Option is exercised shall be registered on the books of the Company in the name of the person or persons exercising the Option.

(f)            Non-Transferability of Options. An Option granted pursuant to the Plan is exercisable only by the optionee during his or her lifetime and is not assignable or transferable by him or her other than by will or the laws of descent and distribution.

(g)           Compliance with Securities Laws. At the time of exercise of any Option, the Company may require the optionee to execute any documents or take any action which may be necessary to comply with the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities; and the Company may, if it deems necessary, include provisions in the option agreements authorized under the Plan to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including without limitation the request for and enforcement of agreements of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with such laws. Such changes may be made with respect to any particular Option or stock issued upon exercise thereof.”

2.             Section 17 of the Plan is restated in its entirety as follows:

“17.         Termination of the Plan. The Plan shall continue in effect until terminated by the Board of Directors of the Company pursuant to Section 18 hereof. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.”